                                                                  EXHIBIT (m)(4)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                                 (THE "ISSUER")

                                     B CLASS

SECTION 1. FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the  services  set forth in  SECTION 2 below,  the series of the
     Issuer  identified  on SCHEDULE A (the  "Funds")  shall pay the  investment adviser  engaged  by the Funds  (the  "Advisor"),  as paying  agent for the
     Funds,  a fee equal to 75 basis  points  (0.75%)  per annum of the  average daily  net  assets  of the  shares  of the  Funds' B Class of  shares  (the
     "Distribution Fee").

b.   INDIVIDUAL  SHAREHOLDER  SERVICES  FEE.  For  purposes of paying  costs and expenses  incurred in providing  the services set forth in SECTION 3 below, the Funds shall pay the Advisor, as paying agent for the Funds, a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares  of the  Funds'  B Class  of  shares  (the  "Individual  Shareholder
     Services Fee").

c.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently-existing  or created in the future (a "New
     Fund"),  and the Issuer's Board of Directors (the "Board") has approved the
     Plan for such New Fund,  in the manner set forth in SECTION 6 of this Plan, as well as by the then-sole  shareholder  of the B Class shares of such New
     Fund (if required by the Investment Company Act of 1940 (the "1940 Act") or
     rules  promulgated under the 1940 Act), this Plan may be amended to provide that  such New  Fund  will  become  subject  to this  Plan and will pay the
     Distribution  Fee and the  Shareholder  Services  Fee set forth in SECTIONS
     1(A) AND 1(B) above, unless the Issuer's Board specifies  otherwise.  After the  adoption  of this Plan by the  Board  with  respect  to the B Class of shares of the New Fund,  the term "Funds" under this Plan shall  thereafter be deemed to include such New Fund.

d.   CALCULATION AND ASSESSMENT.  Distribution  Fees and Individual  Shareholder
     Services Fees under this Plan will be calculated  and accrued daily by each
     Fund and paid to the  Advisor  monthly  or at such other  intervals  as the
     Issuer and Advisor may agree.

e.   SALES  COMMISSIONS.  Distributor  may pay to  brokers,  dealers  and  other financial  intermediaries  through which B Class shares are sold such sales commissions as Distributor  may specify from time to time.  Payment of such sales commissions shall be the sole obligation of Distributor.

SECTION 2. DISTRIBUTION SERVICES

a.   The Advisor  shall use the fee set forth in SECTION  1(A) of this Plan,  to pay for services in connection  with any activities  undertaken or expenses incurred by the distributor of the Funds' shares (the "Distributor") or its affiliates  primarily  intended to result in the sale of B Class  shares of the Funds, which services may include,  but are not limited to, (A) payment of sales  commission,  ongoing  commissions  and other payments to brokers, dealers,  financial  institutions  or others who sell B Class shares of the
     Funds  pursuant  to Selling  Agreements;  (B)  compensation  to  registered representatives  or other employees of Distributor who engage in or support distribution  of the  Funds'  B Class  shares;  (C)  compensation  to,  and expenses (including  overhead and telephone expenses) of, Distributor;  (D)
     printing of prospectuses,  statements of additional information and reports for  other  than  existing  shareholders;  (E)  preparation,  printing  and distribution of sales literature and advertising  materials provided to the
     Funds'  shareholders  and  prospective  shareholders;   (F)  receiving  and
     answering   correspondence   from   prospective   shareholders,   including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder  reports;  (G) provision of facilities to answer questions from prospective  investors  about Fund shares;  (H) complying  with federal and state securities laws pertaining to the sale of Fund shares;  (I) assisting investors in completing  application forms and selecting dividend and other account options; (J) provision of other reasonable assistance in connection with the  distribution  of Fund shares;  (K)  organizing  and conducting of sales seminars and payments in the form of  transactional  compensation  or promotional  incentives;  (L) profit on the  foregoing;  and (M) such other distribution  and service  activities as the Issuer  determines may be paid for by the Issuer pursuant to the terms of this Plan and in accordance with
     Rule 12b-1 of the 1940 Act;  provided that if the  Securities  and Exchange
     Commission   determines  that  any  of  the  foregoing   services  are  not
     permissible  under  Rule  12b-1,  any  payments  for such  activities  will automatically cease.

b.   Distributor  shall be deemed to have performed all services  required to be performed in order to be entitled to receive the  Distribution  Fee payable with respect to B Class shares upon the settlement date of the sale of such
     B Class  share or, in the case of B Class  shares  issued  through one or a series of exchanges of shares of another  Fund, on the  settlement  date of the  first  sale of a B Class  share  from  which  such B Class  share  was derived.  Each  Fund's  obligation  to pay the  Distribution  Fee  shall be absolute  and  unconditional  and shall not be subject to dispute,  offset, counterclaim or any defense whatsoever,  at law or equity.  Notwithstanding the  foregoing,  the Issuers may modify or terminate  payments under this B
     Class Plan as provided in SECTION 8(C) below.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES

Advisor may engage third parties to provide individual  shareholder  services to the shareholders of the B Class shares ("Individual Shareholder Services").  The payments  authorized by this Plan are intended to reimburse Advisor for expenses incurred by it as a result of these  arrangements.  Such Individual  Shareholder
Services and related expenses relate to activities for which service fees may be  paid  as  contemplated  by  the  Conduct  Rules  of the  Financial  Industry
Regulatory  Authority  ("FINRA"),  and may include,  but are not limited to, (A)
individualized  and  customized  investment  advisory  services,  including  the consideration  of shareholder  profiles and specific goals;  (B) the creation of investment  models and asset  allocation  models for use by the  shareholder  in selecting  appropriate Funds; (C) proprietary  research about investment choices and the market in general;  (D) periodic  rebalancing of shareholder accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder accounts in one place; and (F) other individual  services;  provided that  if  FINRA  determines  that  any  of  the  foregoing  activities  are  not permissible, any payment for such activities will automatically cease.

SECTION 4. TRANSFER OF RIGHTS

a.   Distributor may, from time to time, assign, transfer or pledge ("Transfer")
     to one or more  designees  (each an  "Assignee"),  its  rights  to all or a designated  portion of the Distribution Fee (but not  Distributor's  duties and obligations pursuant hereto), free and clear of any offsets,  claims or defenses  the  Issuer  may  have  against  Distributor  including,  without limitation, any of the foregoing based upon the insolvency or bankruptcy of
     Distributor.  Each such  Assignee's  ownership  interest in a Transfer of a designated portion of the Distribution Fee is hereinafter referred to as an
     "Assignee's  Portion." A Transfer pursuant to this Section shall not reduce or extinguish any claim of a Fund against Distributor.

b.   Distributor  shall  promptly  notify the Issuer in writing of each Transfer pursuant to this Section by providing the Issuers with the name and address of each such Assignee.

c.   Distributor  may direct  the Issuer to pay  directly  to an  Assignee  such
     Assignee's  Portion.  In such event,  Distributor  shall provide the Issuer with a  monthly  calculation  of (i) the  Distribution  Fee,  and (ii) each
     Assignee's Portion, if any, for such month (the "Monthly Calculation"). The
     Monthly Calculation shall be provided to each Fund by Distributor  promptly after the close of each month or such other time as agreed to by a Fund and
     Distributor  which allows timely payment of the Distribution Fee and/or the
     Assignee's  Portion.  No Fund  shall be  liable  for any  interest  on such payments  occasioned  by delayed  delivery  of the Monthly  Calculation  by
     Distributor.  In such event,  following  receipt  from  Distributor  of the notice of Transfer and each Monthly Calculation,  the Issuer shall make all payments  directly to the  Assignee or  Assignees  in  accordance  with the information  provided in such notice and Monthly  Calculation,  on the same terms and  conditions  as if such  payments were to be paid directly to the
     Advisor. Each Issuer shall be entitled to rely on Distributor's notices and
     Monthly  Calculations  in respect of  amounts to be paid  pursuant  to this
     Section.

d.   Alternatively,  in connection  with a Transfer,  Distributor may direct the
     Issuer to pay all of the Distribution Fee from time to time to a depository or  collection  agent  designated  by any  Assignee,  which  depository  or collection  agent may be delegated the duty of dividing  such  Distribution
     Fee between the  Assignee's  Portion  and the balance  (the  "Distributor's
     Portion"),  in which case only the Distributor's  Portion may be subject to offsets or claims a Fund may have against Distributor.

SECTION 5. EFFECTIVENESS

This Plan has been approved by the vote of both (a) the Board and (b) a majority of those  members  who are not  "interested  persons" as defined in the 1940 Act
(the "Independent Members"), and initially became effective September 3, 2002.

SECTION 6. TERM

This Plan will  continue  in full force and effect for a period of one year from the date hereof, and successive  periods of up to one year thereafter,  provided that each such  continuance is approved by a majority of (a) the Board,  and (b)
the Independent Members.

SECTION 7. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act.  The Advisor  shall  provide to the  Issuer's  Board,  and the  Independent
Members will review and approve in exercise of their fiduciary  duties, at least quarterly,  a written  report of the  amounts  expended  under  this Plan by the
Advisor  with  respect  to the B  Class  shares  of each  Fund  and  such  other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 8. TERMINATION AND SEVERABILITY

a.   This Plan may be terminated without penalty at any time with respect to the
     B Class  shares of any Fund by the vote of a majority of the Board,  by the vote of a majority of the Independent Members, or by the vote of a majority of the outstanding  shares of the B Class of that Fund.  Termination of the
     Plan with  respect  to the B Class  shares of one Fund will not  affect the continued  effectiveness of this Plan with respect to the B Class shares of any other Fund.

b.   If any provision of this Plan should be declared or made  invalid,  illegal or  unenforceable  in any  respect by a court  decision,  statute,  rule or otherwise,  the  validity,  legality and  enforceability  of the  remaining provisions shall not in any way be affected or impaired thereby.

c.   Notwithstanding  anything  to the  contrary  set  forth in this  Plan,  the
     Distribution  Fee  shall  not  be  terminated  or  modified   (including  a
     modification  by change in the rules  relating to the conversion of B Class shares of a Fund into A Class shares of the same Fund) and shall be paid to
     Distributor or as directed by Distributor  pursuant to SECTION 4 regardless of  Distributor's  termination as a Fund's  distributor,  with respect to B
     Class  shares  either (i) issued  prior to the date of any  termination  or modification;  (ii)  attributable to B Class shares issued through one or a series of exchanges  of B Class shares of another Fund that were  initially issued  prior to the date of such  termination  or  modification;  or (iii)
     issued as a dividend or distribution  upon B Class shares  initially issued or  attributable  to B Class  shares  issued  prior to the date of any such termination or modification except:

          (A) to the extent  required by a change in the 1940 Act,  the rules or regulations  under the 1940 Act, the FINRA  Conduct  Rules or an order of a any court or governmental agency;

          (B) in connection  with a Complete  Termination  (as defined below) of this Plan; or

          (C) on a basis,  determined by the Board,  including a majority of the
     Independent  Members,  acting in good faith,  so long as from and after the effective date of such  modification or  termination:  (i) neither any Fund nor the Advisor pays,  directly or  indirectly,  a  Distribution  Fee or an
     Individual Shareholder Services Fee or to any person who is the holder of B
     Class shares of any Fund (but the foregoing shall not prevent  payments for transfer  agency or  subaccounting  services),  and (ii) the termination or modification of the  Distribution  Fee applies with equal effect to B Class issued either prior to or after such termination or modification.

d.   For purposes of this Plan, a "Complete Termination" shall have occurred if:
     (i) this Plan (and any successor  plan) is terminated with respect to all B
     Class shares of the Fund then outstanding or subsequently  issued; (ii) the payment by the Funds of the  Distribution  Fee with  respect to all B Class shares of each Fund is terminated;  and (iii) the Issuer does not establish concurrently  with or subsequent to such  termination  of this Plan another class of shares  which has  substantially  similar  characteristics  to the current B Class  shares,  including  the  manner of  payment  and amount of contingent deferred sales charge paid directly or indirectly by the holders of such shares.

SECTION 9. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 6 hereof,  and such amendment is further approved by a majority of the outstanding  shares of the Fund's B Class, and no other material  amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 6 hereof.

SECTION 10. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 7 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

SECTION 11. INDEPENDENT MEMBERS OF THE BOARD

So long as the Plan remains in effect,  the selection and  nomination of persons to  serve  as  Independent  Members  on the  Board  shall  be  committed  to the
discretion   of  the   Independent   Members   on  the  Board  then  in  office.
Notwithstanding  the above,  nothing herein shall prevent the participation  of other persons in the selection and nomination  process so long as a final decision on any such selection or nomination is within the discretion of, and approved by, the Independent Members so responsible.

          IN WITNESS WHEREOF,  the Issuer has adopted this Plan as of January 1,
     2008.

                                AMERICAN CENTURY MUTUAL FUNDS, INC.

                                By:  /s/ Charles A. Etherington
                                     -------------------------------------------
                                     Charles A. Etherington
                                     Senior Vice President

                                   SCHEDULE A

                         SERIES OFFERING B CLASS SHARES

SERIES                                                     DATE PLAN ADOPTED
------                                                     -----------------

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>       Select Fund                                       September 3, 2002
>>       New Opportunities II Fund                         September 3, 2002
>>       Capital Growth Fund                               February 27, 2004
>>       Fundamental Equity Fund                           November 17, 2004
>>       Small Cap Growth Fund                             March 30, 2006
>>       Mid Cap Growth Fund                               March 30, 2006
>>       Focused Growth Fund                               September 27, 2007
>>       Heritage Fund                                     September 27, 2007
>>       Ultra Fund                                        September 27, 2007

                                       A-1